                                                     REGISTRATION NO. 333-
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            ----------------------

                                  FORM S-8

                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                       ENCHIRA BIOTECHNOLOGY CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE                                                             04-3078857
(STATE OR OTHER JURISDICTION OF                                (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                              IDENTIFICATION NO.)

4200 RESEARCH FOREST DRIVE
THE WOODLANDS, TEXAS                                                      77381
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                             (ZIP CODE)

                       ENCHIRA BIOTECHNOLOGY CORPORATION
                 NON-EMPLOYEE DIRECTOR OPTION PLAN, AS AMENDED
                                      AND
                       ENCHIRA BIOTECHNOLOGY CORPORATION
                       1997 STOCK OPTION PLAN, AS AMENDED
                           (FULL TITLE OF THE PLANS)

                              PAUL G. BROWN, III
                           CHIEF FINANCIAL OFFICER
                       ENCHIRA BIOTECHNOLOGY CORPORATION
                          4200 RESEARCH FOREST DRIVE
                          THE WOODLANDS, TEXAS 77381
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                (281) 419-7000
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ----------------------

                                    COPY TO:
                               JEFFREY R. HARDER
                             ANDREWS & KURTH L.L.P.
                        2170 BUCKTHORNE PLACE, SUITE 150
                           THE WOODLANDS, TEXAS 77380
                                 (713) 220-4801

                            ----------------------

                        CALCULATION OF REGISTRATION FEE

============================================================================================================================
                                                                              PROPOSED          PROPOSED
                                                               AMOUNT         MAXIMUM            MAXIMUM          AMOUNT OF
                                                               TO BE       OFFERING PRICE       AGGREGATE       REGISTRATION
TITLE OF SECURITIES TO BE REGISTERED   TITLE OF THE PLAN   REGISTERED(2)    PER SHARE(3)    OFFERING PRICE(3)      FEE(3)
----------------------------------------------------------------------------------------------------------------------------
                                           Non-Employee
                                           Director Stock
Common Stock, par value $0.01 per share(1) Option Plan       200,000 shares   $5.1875           $1,037,500         $259.38
----------------------------------------------------------------------------------------------------------------------------
                                           1997 Stock
Common Stock, par value $0.01 per share(1) Option Plan     1,200,000 shares   $5.1875           $6,225,000       $1,556.25
============================================================================================================================

(1) Each share of Common Stock includes one Preferred Stock Purchase Right.
(2) Pursuant to Rule 416(a), this registration statement shall cover any additional securities issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h), based on the average of the high and low sales prices per share of the Registrant's Common Stock, as reported on The Nasdaq Stock Market on February 14, 2001.


===============================================================================

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

        The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act (the "Prospectus").

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        Enchira Biotechnology Corporation (the "Company") incorporates herein by reference the following documents, as filed with the Securities and Exchange Commission (the "Commission"), as of their respective filing dates:

                (a) The Company's Annual Report on Form 10-K (File No. 0-21130) for the year ended December 31, 1999;

                (b) The Company's Quarterly Report on Form 10-Q (File No. 0-21130) for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000;

                (c) The description of the Company's common stock, par value $.01 per share (the "Common Stock"), contained in the Company's Registration Statement on Form 8-A filed January 25, 1993, as amended by Post-Effective Amendment No. 1 filed with the Commission on March 15, 1993; and

                (d) The description of the Preferred Stock Purchase Rights attached to the Common Stock contained in the Company's Registration Statement on Form 8-A filed March 15, 1995, as amended by Amendment No. 1 filed with the Commission on March 27, 1995.

        All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

        The information required by Item 4 is not applicable to this Registration Statement because the class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        The information required by Item 5 is not applicable to this Registration Statement.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the Delaware General Corporation Law ("DGCL"), INTER ALIA, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

        Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.
 The Company maintains policies insuring its and its subsidiaries' officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

        Article IX of the Company's Bylaws provides for indemnification of the directors and officers of the Company to the full extent permitted by law, as now in effect or later amended.

        Article VI(e) of the Company's Amended and Restated Certificate of Incorporation provides that the Company shall, to the maximum extent permitted under Delaware law, indemnify and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was or has agreed to be a director or officer of the Company or while a director or officer is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines, penalties and amounts paid in settlement or incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person.

        Article VI(f) of the Company's Amended and Restated Certificate of Incorporation limits under certain circumstances the liability of the Company's directors for a breach of their fiduciary duty as directors. These provisions do not eliminate the liability of a director (i)for a breach of the director's duty of loyalty to the Company or its stockholders, (ii)for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (relating to the declaration of dividends and purchase or redemption of shares in violation of the Delaware General Corporation Law) or
(iv)for any transaction from which the director derived an improper personal benefit.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        The information required by Item 7 is not applicable to this Registration Statement.

ITEM 8. EXHIBITS.

Exhibit
Number                                  Description
-------                                 -----------

 3.1    +   Amended and Restated Certificate of Incorporation of Registrant
            (incorporated by reference to Exhibit 2 filed with Post-Effective
            Amendment No. 1 to the Registrant's Registration Statement on
            Form 8-A as filed with the Commission on March 15, 1993).

 3.2    +   Certificate of Designation of Series One Junior Participating
            Preferred Stock of the Company (incorporated by reference to
            Exhibit 3.1(c) to the Company's Annual Report on Form 10-K for
            the year ended December 31, 1994).

 3.3    +   Certificate of the Powers, Designation, Preferences and Rights of
            the Series B Convertible Preferred Stock (incorporated by
            reference to Exhibit 3.1(d) to the Company's Annual Report on Form
            10-K for the year ended December 31, 1996).

 3.4    +   Bylaws of Registrant (incorporated by reference to Exhibit 3 filed with Post-Effective Amendment No.1 to the Registrant's
            Registration Statement on Form 8-A as filed with the Commission on
            March 15, 1993).

 4.1    +   Form of Stock Purchase Agreement, dated as of February 21, 1997, by and between the Company and the Purchasers of the Series B
            Convertible Preferred Stock (incorporated by reference to Exhibit
            4.2 to the Company's Annual Report on Form 10-K for the year ended
            December 31, 1996).

 4.2    +   Form of Stock Exchange Agreement, dated as of February 21, 1997, by and between the Company and the Exchanging Holders of Series A
            Convertible Preferred Stock (incorporated by reference to
            Exhibit4.3 to the Company's Annual Report on Form 10-K for the
            year ended December 31, 1996).

 4.3    +   Stockholder Rights Agreement, dated as of March 8, 1995, between the Company and Society National Bank (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K dated
            March 8, 1995).

 5.1    *   Opinion of Andrews & Kurth L.L.P.

 23.1   *   Consent of Andrews & Kurth L.L.P. (included in Exhibit 5.1).

 23.2   *   Consent of Arthur Andersen LLP.

 24.1   *   Power of Attorney (set forth on the signature page contained in
            Part II of this Registration Statement).

 99.1   +   Enchira Biotechnology Corporation 1997 Stock Option Plan, as
            amended (incorporated by reference to Exhibit A to the Company's
            Definitive Proxy Statement as filed with the Commission on
            April 27, 1999).

 99.2   +   Enchira Biotechnology Corporation Non-Employee Director Option
            Plan, as amended (incorporated by reference to Exhibit B to the
            Company's Definitive Proxy Statement as filed with the Commission on April 27, 1999).

---------------------
+ Incorporated herein by reference.
* Filed herewith.

ITEM 9. UNDERTAKINGS.

       (a) The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

        PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                     SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The Woodlands, Texas, on the 15th day of February, 2001.

                                       ENCHIRA BIOTECHNOLOGY CORPORATION

                                       By: /s/ Peter Policastro
                                          --------------------------------------
                                           Peter Policastro
                                           President and Chief Executive Officer

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Enchira Biotechnology Corporation (the "Company") hereby constitutes and appoints Peter Policastro and Paul G. Brown, III, or either of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           SIGNATURE                             TITLE                      DATE
           ---------                             -----                      ----
/s/ Peter Policastro              President, Chief Executive Officer  February 15, 2001
--------------------------------              and Director
    Peter Policastro                 (PRINCIPAL EXECUTIVE OFFICER)

/s/ Paul G. Brown, III                Vice President--Finance and     February 15, 2001
--------------------------------        Chief Financial Officer
    Paul G. Brown, III                 (PRINCIPAL FINANCIAL AND
                                          ACCOUNTING OFFICER)

/s/ Daniel J. Monticello, Ph.D.      Vice President--Research and
--------------------------------      Development, and Director       February 15, 2001
    Daniel J. Monticello, Ph.D.

/s/ William E. Nasser                    Chairman of the Board        February 15, 2001
--------------------------------
    William E. Nasser

/s/ Ramon Lopez                                Director               February 13, 2001
--------------------------------
    Ramon Lopez

/s/ R. James Comeaux                           Director               February 15, 2001
--------------------------------
    R. James Comeaux

/s/ G. Anthony Gorry, Ph.D.                    Director               February 15, 2001
--------------------------------
    G. Anthony Gorry, Ph.D.

/s/ Thomas E. Messmore                         Director               February 13, 2001
--------------------------------
    Thomas E. Messmore

/s/ Nancy Chang, Ph.D.                         Director               February 13, 2001
--------------------------------
    Nancy Chang, Ph.D.

                                               Director               February __, 2001
--------------------------------
    William D. Young

EXHIBIT INDEX

Exhibit
Number                                  Description
-------                                 -----------

 3.1    +   Amended and Restated Certificate of Incorporation of Registrant
            (incorporated by reference to Exhibit2 filed with Post-Effective
            Amendment No. 1 to the Registrant's Registration Statement on Form
            8-A as filed with the Commission on March 15, 1993).

 3.2    +   Certificate of Designation of Series One Junior Participating
            Preferred Stock of the Company (incorporated by reference to
            Exhibit 3.1(c) to the Company's Annual Report on Form 10-K for the
            year ended December 31, 1994).

 3.3    +   Certificate of the Powers, Designation, Preferences and Rights of
            the Series B Convertible Preferred Stock (incorporated by
            reference to Exhibit 3.1(d) to the Company's Annual Report on Form
            10-K for the year ended December 31, 1996).

 3.4    +   Bylaws of Registrant (incorporated by reference to Exhibit 3 filed with Post-Effective Amendment No.1 to the Registrant's
            Registration Statement on Form 8-A as filed with the Commission on
            March 15, 1993).

 4.1    +   Form of Stock Purchase Agreement, dated as of February 21, 1997, by and between the Company and the Purchasers of the Series B
            Convertible Preferred Stock (incorporated by reference to Exhibit
            4.2 to the Company's Annual Report on Form 10-K for the year ended
            December 31, 1996).

 4.2    +   Form of Stock Exchange Agreement, dated as of February 21, 1997, by and between the Company and the Exchanging Holders of Series A
            Convertible Preferred Stock (incorporated by reference to
            Exhibit 4.3 to the Company's Annual Report on Form 10-K for the
            year ended December 31, 1996).

 4.3    +   Stockholder Rights Agreement, dated as of March 8, 1995, between the Company and Society National Bank (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K dated
            March 8, 1995).

 5.1    *   Opinion of Andrews & Kurth L.L.P.

 23.1   *   Consent of Andrews & Kurth L.L.P. (included in Exhibit 5.1).

 23.2   *   Consent of Arthur Andersen LLP.

 24.1   *   Power of Attorney (set forth on the signature page contained in
            Part II of this Registration Statement).

 99.1   +   Enchira Biotechnology Corporation 1997 Stock Option Plan, as
            amended (incorporated by reference to Exhibit A to the Company's
            Definitive Proxy Statement as filed with the Commission on
            April 27, 1999).

 99.2   +   Enchira Biotechnology Corporation Non-Employee Director Option
            Plan, as amended (incorporated by reference to Exhibit B to the
            Company's Definitive Proxy Statement as filed with the Commission on April 27, 1999).

---------------------
+ Incorporated herein by reference.
* Filed herewith.